QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Zamba Corporation:

    We consent to the use of our report incorporated herein by reference. Our report, with respect to the 1997 financial statements, is based in part on the report of other auditors.

/s/ KPMG LLP

Minneapolis, Minnesota
December 15, 2000

QuickLinks

CONSENT OF INDEPENDENT AUDITORS